November 8, 2019 THIRD QUARTER 2019 Duke Energy Earnings Review & Business Update Lynn Good Chairman, President & CEO Steve Young Executive Vice President & CFO

Safe Harbor statement This presentation includes forward-looking statements within the meaning of the federal securities laws. Actual results could differ materially from such forward- looking statements. The factors that could cause actual results to differ are discussed in the Appendix herein and in Duke Energy’s SEC filings, available at www.sec.gov. Regulation G disclosure In addition, today's discussion includes certain non-GAAP financial measures as defined under SEC Regulation G. A reconciliation of those measures to the most directly comparable GAAP measures is available in the Appendix herein and on our Investor Relations website at www.duke-energy.com/investors/. THIRD QUARTER 2019 EARNINGS REVIEW AND BUSINESS UPDATE // 2

Topics for today’s call BUSINESS UPDATE Lynn Good, Chairman, President & CEO ▪ Third quarter 2019 update ▪ Progress on strategic initiatives ▪ Legislative updates FINANCIAL UPDATE Steve Young, Executive VP & CFO ▪ Third quarter 2019 earnings drivers ▪ Economic conditions and volume trends ▪ Regulatory updates ▪ Financing plan update ▪ Key investor considerations THIRD QUARTER 2019 EARNINGS REVIEW AND BUSINESS UPDATE // 3

Third quarter 2019 update FINANCIAL HIGHLIGHTS(1) $1.82 REPORTED DILUTED EPS ▪ Raising the midpoint of 2019 EPS guidance range FOR 3Q 2019 on strong year-to-date results COMPARED TO $1.51 IN 3Q 2018 ▪ EPS growth of 7% through the first three quarters ▪ Reaffirming 4-6% long-term growth CAGR through 2023(2) $1.79 OPERATIONAL HIGHLIGHTS ADJUSTED DILUTED EPS FOR 3Q 2019 ▪ Well executed response to Hurricane Dorian with COMPARED TO 95% of outages restored within 24 hours $1.65 IN 3Q 2018 ▪ System performed well during recent sustained heat wave through summer and early fall ▪ Duke Energy named to Dow Jones Sustainability $4.95 - $5.15 Index for 14th consecutive year NARROWING 2019 EPS GUIDANCE RANGE (1) ▪ Winner of U.S. Transparency Award by Labrador Group for utilities (1) Based on adjusted diluted EPS (2) Off the midpoint of the original 2019 guidance range, or $5.00 THIRD QUARTER 2019 EARNINGS REVIEW AND BUSINESS UPDATE // 4

Working to achieve net-zero carbon emissions by 2050 Companywide CO2 Emissions  Cut CO2 emissions by at least 50% by 2030 Reduction Goals(1)  Attain net-zero CO2 emissions by 2050 ✓ Exceeded 2025 reduction benchmarks agreed to by the U.S. CO2 Reductions for the Paris climate accord Already Achieved(2) ✓ Met the 2030 CO2 emission-reduction requirements of EPA’s former Clean Power Plan almost 11 years early PATH TO A LOW-CARBON FUTURE Collaborate and align with our states and Continue to operate existing carbon-free stakeholders as we transform technologies, including nuclear and renewables Accelerate transition to cleaner energy Advocate for sound public policy that advances solutions technology and innovation Modernize our electric grid (1) From 2005 levels (2) Achieved 31% reduction as of 2018, including a 35% reduction in the Carolinas THIRD QUARTER 2019 EARNINGS REVIEW AND BUSINESS UPDATE // 5

Generating cleaner energy ELECTRIC UTILITIES AND INFRASTRUCTURE ▪ Asheville combined cycle (DEP) on target for late-2019 completion (part of the $1.1B Western Carolinas Modernization Project) ▪ Second renewable energy RFP in NC launched in October; expect ~1,200 MW to be procured through two RFPs ▪ Advancing 700 MW of solar projects in FL by 2022 COMMERCIAL RENEWABLES ▪ Approximately 380 MW(1) of wind and solar projects announced in Q3, bringing YTD total to over 1,500 MWs ▪ Line-of-sight to substantially all of our growth prospects for 2019 & 2020; and ~70% of the five-year plan (2) TARGETING ≥50% REDUCTION IN CO2 EMISSIONS BY 2030 AND NET-ZERO BY 2050 (1) See appendix for detailed project listing (2) From 2005 levels THIRD QUARTER 2019 EARNINGS REVIEW AND BUSINESS UPDATE // 6

Expanding natural gas infrastructure ATLANTIC COAST PIPELINE ▪ SCOTUS agreed to hear appeal of the Appalachian Trail decision; DOJ and Solicitor General joined the appeal; expect decision in Q2 2020 ▪ Work continues with Fish and Wildlife Service to resolve issues with Biological Opinion and Incidental Take Statement identified by the Fourth Circuit ▪ Expect reissued permits in the first half of 2020 ▪ Expect mechanical completion of the project in late 2021 with full in-service in the first half of 2022 ▪ No longer pursuing phased in-service schedule ▪ Estimated cost $7.3 to $7.8 billion(1) ▪ Remain confident in the project and committed to its completion Appalachian Trail Atlantic Coast Pipeline COMMITTED TO BRINGING LOW-COST NATURAL GAS TO UNDERSERVED SOUTHEAST (1) Represents total project cost, of which Duke Energy’s share is 47%. Excludes AFUDC THIRD QUARTER 2019 EARNINGS REVIEW AND BUSINESS UPDATE // 7

Legislative updates North Carolina ▪ SB559 was enacted into law on Nov. 6, enabling storm cost securitization ▪ Provides customers with 15-20% savings on storm recovery costs ▪ Supports balance sheet strength ▪ Opportunity for progress on alternative regulatory mechanisms, including multi-year rate plans and ROE bands, in the 2020 stakeholder process related to the Governor’s Clean Energy Plan ▪ Near-term focus remains on rate case execution Ohio ▪ HB247 would further grid modernization, technology deployment and distributed generation ▪ Bill passage could provide a pathway for Ohio to be a national leader in energy infrastructure and innovation Florida ▪ SB796, passed in June 2019, authorizes investments to further resiliency of the grid against extreme weather events ▪ FPSC is in the process of adopting a final rule; each Florida utility to submit Storm Protection Plans in 2020 CONTINUE TO ADVOCATE FOR SOLUTIONS THAT BENEFIT CUSTOMERS THIRD QUARTER 2019 EARNINGS REVIEW AND BUSINESS UPDATE // 8

3Q 2019 adjusted diluted EPS summary and primary drivers

ADJUSTED DILUTED EARNINGS PER SHARE



~7% growth
$3.87
$4.15
$1.65
$1.79
QTD
YTD
2018
2019

$4.95 - $5.15

NARROWING 2019 EPS GUIDANCE RANGE[3]

SEGMENT RESULTS VS. PRIOR YEAR QUARTER[1]

Electric Utilities & Infrastructure, +$191 M (+$0.25 per share[2])

- ▲ Contribution from base rate changes and riders (+$0.11 per share)
- ▲ Weather (+$0.09 per share)
- ▲ Lower storm costs, effective management and timing of O&M expenses (+$0.07 per share)
- ▼ Higher depreciation and amortization, primarily due to a growing asset base (-$0.03 per share)
- ▼ Lower volumes, primarily industrial (-$0.03 per share)

Gas Utilities & Infrastructure, +$8 M (+$0.01 per share)

- ▲ Higher earnings from midstream investments

Commercial Renewables, +$14 M (+$0.02 per share)

- ▲ Favorable wind resource and new growth projects

Other, -$84 M (-$0.11 per share)

- ▼ Higher financing costs and timing of income tax expense

Share Dilution (-$0.03 per share)

(1) *Detailed drivers of adjusted segment income (loss) are available in the 3Q 2019 earnings release located on our Investor Relations website at www.duke-energy.com/investors/*
(2) *Excludes share dilution of -$0.03*
(3) *Based on adjusted diluted EPS*

THIRD QUARTER 2019 EARNINGS REVIEW AND BUSINESS UPDATE // 9

Customer growth and weather-normal electric volume trends ANNUAL GROWTH IN NUMBER OF RESIDENTIAL RESIDENTIAL CUSTOMERS ▪ Increase in average number of customers in our Electric Utilities Gas Utilities attractive service territories drives long-term volume 1.8% growth for electric and gas utilities 1.7% 1.6% 1.4% ▪ Company-sponsored energy efficiency programs 1.2% contributed to lower usage per customer 1.0% 0.8% COMMERCIAL ▪ Weakness in big box retail stores resulting from store Midwest Carolinas Florida Total Midwest Piedmont Total closures and energy efficiency penetration ROLLING 12-MONTH RETAIL ▪ Data center expansion continues to be a positive ELECTRIC VOLUME GROWTH INDUSTRIAL -0.1% -0.6% -0.5% ▪ Manufacturing contractions contributed to weak volumes in the quarter -1.3% ▪ Expect improvement as customers recover from production declines and temporary outages Residential Commercial Industrial Total Retail EXPECTING FLAT WEATHER-NORMAL RETAIL SALES GROWTH FOR 2019 THIRD QUARTER 2019 EARNINGS REVIEW AND BUSINESS UPDATE // 10

Rate cases in the Carolinas support clean energy future Duke Energy Duke Energy Carolinas Progress Retail revenue increase requested $291 M $464 M Return on equity requested 10.3% DUKE ENERGY CAROLINAS Equity component of capital structure 53% FILED CASE (1) SEPT. 30, 2019 Proposed rate base ~$15.5 B ~$10.8 B HEARINGS SCHEDULED Rates requested to be in effect, if MARCH 2020 Aug. 1, 2020 Sept. 1, 2020 approved +12.3% (2) Deferred storm costs +6.0% 52% Depreciation, inc. accelerated coal plant depreciation DUKE ENERGY Coal ash basin closure costs(3) PROGRESS FILED CASE Significant plant additions and changes OCT. 30, 2019 59% HEARINGS EXPECTED Federal and state tax reform EARLY 2020 All other changes to rate base, operating costs, and operating revenues (17%) (1) As of June 30, 2019 and adjusted for known and measurable changes through Jan. 2020 (DEC) and Feb. 2020 (DEP) (2) With passage of SB559 (legislation for storm securitization) DEC and DEP will seek to securitize these costs (3) Coal ash basin closure costs include recovery of costs incurred Jan. 2018 – Jan. 2020 (DEC) and Sep. 2017 – Feb. 2020 (DEP), over a five year period THIRD QUARTER 2019 EARNINGS REVIEW AND BUSINESS UPDATE // 11

Financing plan update ADDITIONAL EQUITY TO MAINTAIN BALANCE SHEET STRENGTH… ▪ Expect to issue ~$2.5 billion of equity to maintain our strong credit metrics during ACP construction ▪ Enables company to address a wider range of ACP outcomes ▪ Expect to issue by end of 2020 to coincide with timing of ACP spend; will be opportunistic to efficiently source equity ▪ Minimal dilution to 2020 earnings ▪ Dilution in 2021 and 2022 mitigated by incremental ACP earnings ▪ Expect common stock issuances of $500 million per year through 2022 via DRIP/ATM programs to support $37 billion growth capital plan ▪ Creates balance sheet flexibility to pursue accretive capital investment opportunities or moderate DRIP/ATM programs after 2022 …WITH ADDITIONAL SUPPORT FOR CASH FLOW AND CREDIT PROFILE ▪ Commercial Renewables minority stake sale to John Hancock closed Sept. 2019 ▪ $415 million pre-tax proceeds used to offset debt ▪ Expect $1.1 billion refundable AMT credits in 2019-2022 ▪ ~$575 million received in Oct. 2019 and $275 million expected in 2020 ▪ Preferred stock issuances of $2 billion in 2019 at historically low rates COMMITTED TO MAINTAINING STRONG CREDIT QUALITY & INVESTMENT-GRADE RATINGS THIRD QUARTER 2019 EARNINGS REVIEW AND BUSINESS UPDATE // 12

Demonstrated ability to grow core electric and gas earnings(1) 2017-2018 Full-year Adjusted Earnings(2) CORE ELECTRIC AND GAS FRANCHISES DELIVERING AT THE ~5.5% growth TOP END OF THE LONG-TERM $4.71 ADJUSTED EARNINGS GROWTH $4.46 RANGE SUPPORTED BY: $37 BILLION GROWTH(3) CAPITAL PLAN 2019-2023 2017 2018 Followed by… 2018-2019 YTD Q3 Adjusted Earnings STRONG RESIDENTIAL CUSTOMER GROWTH ~5.5% growth $3.96 $3.75 O&M COST CONTROL AND AGILITY 2018 2019 (1) Amounts include results of Electric Utilities and Infrastructure, Gas Utilities and Infrastructure and Other (2) 2018 excludes $0.13 related to a lower tax shield as a result of the Tax Cuts and Jobs Act of 2017 (3) Amounts are approximately 95% core electric and gas utilities, with the remainder in Commercial Renewables THIRD QUARTER 2019 EARNINGS REVIEW AND BUSINESS UPDATE // 13

Reaffirming long-term earnings growth guidance 2020 PRIMARY GROWTH DRIVERS *ALSO ENABLES EARNINGS GROWTH INTO 2021 Electric Utilities & Infrastructure ▪ Florida multi-year rate plan and Solar BRA* ▪ Rate case activity to recover and earn on investments: ▪ DEC/DEP SC: Q2 2019 (full year effect in 2020) ▪ Indiana and Kentucky: mid-2020* ▪ DEC NC: Q3 2020* ▪ DEP NC: Q3 2020* ▪ Midwest grid investment riders (DEI/DEO)* ▪ Carolinas wholesale ▪ Load growth consistent with 0.5% long term expectation* ▪ O&M cost management through digital capabilities and other solutions* Gas Utilities & Infrastructure ▪ Atlantic Coast Pipeline* ▪ Piedmont NC rate case and annual SC RSA filings ▪ Customer growth, integrity management investments, power generation gas infrastructure* REAFFIRMING 4 - 6% EPS GROWTH THROUGH 2023(1) (1) Based on adjusted diluted EPS off the midpoint of the original 2019 guidance range, or $5.00 THIRD QUARTER 2019 EARNINGS REVIEW AND BUSINESS UPDATE // 14

Our investor value proposition A SOLID LONG-TERM HOLDING 4.0% ~8-10% 4-6% DIVIDEND YIELD(1) ATTRACTIVEzzz HIGHLY WITH DIVIDEND RISK-ADJUSTED ACHIEVABLE GROWTH TOTAL SHAREHOLDER EPS GROWTH COMMITMENT(2) RETURN(3) THROUGH 2023(4) CONSTRUCTIVE JURISDICTIONS, LOW-RISK REGULATED INVESTMENTS AND BALANCE SHEET STRENGTH (1) As of November 6, 2019 (2) Subject to approval by the Board of Directors (3) Total shareholder return proposition at a constant P/E ratio (4) Based on adjusted diluted EPS off the midpoint of the original 2019 guidance range, or $5.00 THIRD QUARTER 2019 EARNINGS REVIEW AND BUSINESS UPDATE // 15

Appendix ITEM SLIDES Financial supplement 17-27 Sustainability / ESG 28-31 Other supplemental information 32-35 Upcoming events & other 36-39 THIRD QUARTER 2019 EARNINGS REVIEW AND BUSINESS UPDATE // 16

Financial supplement THIRD QUARTER 2019 EARNINGS REVIEW AND BUSINESS UPDATE // 17

Key 2019 adjusted earnings guidance assumptions

($ in millions)	Original 2019 Assumptions [1]	2019 YTD (thru 9/30/2019)
Adjusted segment income/(expense)[2]:		
Electric Utilities & Infrastructure	$3,480	$2,925
Gas Utilities & Infrastructure	$375	$292
Commercial Renewables	$230	$139
Other	($440)	($328)
Duke Energy Consolidated	$3,645	$3,028
Additional consolidated information:		
Interest expense	$2,238	$1,657
Effective tax rate including noncontrolling interest and preferred dividends and excluding special items	12-14%	12.1%
Debt AFUDC and capitalized interest	$151	$115
AFUDC equity	$168	$99
Capital expenditures [3][4]	$11,100	$8,840
Weighted-average shares outstanding	~729 million	~728 million

(1) *Full year amounts for 2019, as disclosed on Feb. 14, 2019*
(2) *Adjusted net income for 2019 assumptions is based upon the midpoint of the original adjusted diluted EPS guidance range of $4.80 to $5.20*
(3) *Includes debt AFUDC and capitalized interest, except for ACP*
(4) *2019 YTD (thru 9/30/2019) includes ~$560 million of coal ash closure spend that was included in operating cash flows and ~$120 million funded under the ACP revolving credit facility; excludes tax equity funding of commercial renewables projects of ~$190 million. 2019 Assumptions include ~$850 million of projected coal ash closure spend and $220 million projected to be funded under the ACP revolving credit facility*

THIRD QUARTER 2019 EARNINGS REVIEW AND BUSINESS UPDATE // 18

Key 2019 earnings sensitivities Driver EPS Impact 1% change in earned return on equity +/- $0.49 Electric Utilities & $1 billion change in rate base +/- $0.07 Infrastructure 1% change in volumes +/- $0.13 1% change in earned return on equity +/- $0.06 Gas Utilities & $200 million change in rate base +/- $0.01 Infrastructure 1% change in number of new customers +/- $0.01 Consolidated 1% change in interest rates(1) +/- $0.07 Note: EPS amounts based on forecasted 2019 share count of ~729 million shares (1) Based on average variable-rate debt outstanding throughout the year THIRD QUARTER 2019 EARNINGS REVIEW AND BUSINESS UPDATE // 19

Electric utilities quarterly weather impacts Weather segment 2019 2018 income to normal: Pretax impact Weighted avg. EPS impact Pretax impact Weighted avg. EPS impact diluted shares favorable / shares favorable / (unfavorable) (unfavorable) First Quarter ($55) 727 ($0.06) $10 701 $0.01 Second Quarter $80 728 $0.08 $90 704 $0.10 Third Quarter(1) $145 729 $0.15 $55 714 $0.05 Fourth Quarter $60 716 $0.06 Year-to-Date(1)(2) $170 728 $0.17 $215 708 $0.22 Duke Energy Duke Energy Duke Energy Duke Energy Duke Energy 3Q 2019 Carolinas Progress Florida Indiana Ohio/KY Heating degree days / - - - - - - - - - - Variance from normal Cooling degree days / 1,205 21.8% 1,233 16.2% 1,545 4.0% 930 24.6% 1,026 36% Variance from normal Duke Energy Duke Energy Duke Energy Duke Energy Duke Energy 3Q 2018 Carolinas Progress Florida Indiana Ohio/KY Heating degree days / - - - - - - 37 (43.5%) 29 (48.0%) Variance from normal Cooling degree days / 1,136 14.5% 1,217 15.6% 1,517 2.1% 896 20.0% 910 20.4% Variance from normal (1) 2018 includes an unfavorable ~$15 million or $0.01/share impact from Hurricane Florence (2) Year-to-date amounts may not foot due to differences in weighted-average shares outstanding and/or rounding THIRD QUARTER 2019 EARNINGS REVIEW AND BUSINESS UPDATE // 20

Update on our regulatory activity

	FILING TYPE	DOCKET NO.	STATUS	KEY DRIVERS
DUKE ENERGY **CAROLINAS**	NC Base Rate Case filed Sep. 30, '19	E-7 Sub 1214	▪ Hearings scheduled Mar. '20 ▪ Requested new rates effective Aug. '20	▪ ROE 10.3%; 53% equity cap. structure ▪ Grid investments, including AMI ▪ Dual fuel plant upgrades ▪ Accelerated depreciation for coal plants ▪ Coal ash and storm costs(1)
DUKE ENERGY **PROGRESS**	NC Base Rate Case filed Oct. 30, '19	E-2 Sub 1219	▪ Hearings expected early '20 ▪ Requested new rates effective Sep. '20	▪ ROE 10.3%; 53% equity cap. structure ▪ Grid investments, including AMI ▪ Western Carolinas Modernization Project ▪ Nuclear plant investments ▪ Accelerated depreciation for coal plants ▪ Coal ash and storm costs(1)
PIEDMONT NATURAL GAS	NC Base Rate Case	G-9 Sub 743	▪ NCUC approved settlement agreement on Oct. 31,'19 ▪ Rates effective Nov. 1, '19	▪ ROE 9.7%; 52% equity cap. structure
	SC Rate Stabilization Act ("RSA")	2019-7-G	▪ PSCSC approved Oct. '19 ▪ Rates effective Nov. '19	▪ ROE 9.9%; 55% equity cap. structure
DUKE ENERGY **INDIANA**	Base Rate Case filed July 2, '19	No. 45253	▪ Hearings expected 1Q '20 ▪ Requested new rates effective mid-'20	▪ ROE 10.4%; 53% equity cap. structure ▪ Grid investments ▪ Accelerated depreciation for coal plants ▪ Coal ash costs ▪ Includes modernized regulatory mechanisms
DUKE ENERGY **KENTUCKY**	Base Rate Case filed Sep. 3, '19	2019-00271	▪ Hearings expected 1Q '20 ▪ Requested new rates effective Q2 '20	▪ ROE 9.8%; 48% equity cap. structure ▪ Investments in distribution system to support localized load growth and dual fuel capability

(1) With passage of SB559 (legislation for storm securitization) DEC and DEP will seek to securitize these costs

THIRD QUARTER 2019 EARNINGS REVIEW AND BUSINESS UPDATE // 21

Weather normalized volume trends, by electric jurisdiction Rolling Twelve Months, as of September 30, 2019 Duke Energy Duke Energy Duke Energy Duke Energy Duke Energy Electric Carolinas Progress Florida Indiana Ohio/Kentucky Utilities 1.1% 1.1% 1.2% 0.3% 0.3% 0.3% -0.1% -0.1% -0.2% -0.4% -0.4% -0.4% -0.7% -0.7% -0.6% -0.5% -1.0% -1.0% -1.0% -1.0% -1.4% -1.3% -2.1% -6.3% Residential Commercial Industrial (1) Total Retail (1) Electric Utilities industrial results have been impacted by production interruptions at a couple of large customers THIRD QUARTER 2019 EARNINGS REVIEW AND BUSINESS UPDATE // 22

2019 financing plan as of September 30, 2019 (1) ($ in millions) $2,000 Priced/ Equity Forward Common Stock Issued YTD Forward? Settlement $1,750 ATM $340 M Yes Q4 DRIP $120 M No n/a $1,500 Total Common $460 M $1,250 $1,000 $750 $500 $250 $- Holding Duke Duke Duke Duke Duke Duke Piedmont Renewables Company Energy Energy Energy Energy Energy Energy Carolinas Progress Florida Indiana Ohio Kentucky 2019 Maturities and Debt Reductions Senior Debt Preferred Stock Common Equity (1) Represents progress made toward the expected long-term debt, preferred stock and common equity capital raising during 2019 THIRD QUARTER 2019 EARNINGS REVIEW AND BUSINESS UPDATE // 23

2019 long-term debt and preferred stock financing activity as of September 30, 2019

Amount ($ in millions)	Entity	Date Issued	Credit Ratings (M/S&P/F, unless otherwise noted)	Term	Type	Rate
$400	DE Ohio	January 2019	A2/A	10-Year	First Mortgage Bond	Fixed – 3.65%
$400	DE Ohio	January 2019	A2/A	30-Year	First Mortgage Bond	Fixed – 4.30%
$650	DE Progress	Jan. & Feb. 2019	A2/A-(1)	2-Year	Term Loan	Floating
$600	DE Progress	March 2019	Aa3/A	10-year	First Mortgage Bond	Fixed – 3.45%
$300	DE Corp.	March 2019	Baa1/BBB+	3-Year	Senior Unsecured Notes	Fixed – 3.227%
$300	DE Corp.	March 2019	Baa1/BBB+	3-Year	Senior Unsecured Notes	Floating
$1,000	DE Corp.	March 2019	Baa3/BBB/BBB-	Perpetual	Preferred Stock	Fixed – 5.75%
$600	Piedmont	May 2019	A3/A-	10-Year	Senior Unsecured Notes	Fixed – 3.50%
$600	DE Corp.	June 2019	Baa1/BBB+/BBB+	10-Year	Senior Unsecured Notes	Fixed – 3.40%
$600	DE Corp.	June 2019	Baa1/BBB+/BBB+	30-Year	Senior Unsecured Notes	Fixed – 4.20%
$40	DE Kentucky	June 2019	N/A (2)	30-Year	Debentures	Fixed – 4.32%
$75	DE Kentucky	Sept 2019	N/A (2)	10-Year	Debentures	Fixed – 3.56%
$95	DE Kentucky	Sept 2019	N/A (2)	6-Year	Debentures	Fixed – 3.23%
$450	DE Carolinas	August 2019	Aa2/A	10-Year	First Mortgage Bond	Fixed – 2.45%
$350	DE Carolinas	August 2019	Aa2/A	30-Year	First Mortgage Bond	Fixed – 3.20%
$500	DE Indiana	Sept 2019	Aa3/A	30-Year	First Mortgage Bond	Fixed – 3.25%
$1,000	DE Corp.	Sept 2019	Baa3/BBB/BBB-	Perpetual	Preferred Stock	Fixed – 4.875%

(1) Represents the Issuer/Corporate Credit Ratings
(2) Issuance privately placed

THIRD QUARTER 2019 EARNINGS REVIEW AND BUSINESS UPDATE // 24

Liquidity summary as of September 30, 2019

	Duke Energy	Duke Energy Carolinas	Duke Energy Progress	Duke Energy Florida	Duke Energy Indiana	Duke Energy Ohio	Duke Energy Kentucky	Piedmont Natural Gas	Total
Master Credit Facility [(1)]	$ 2,650	$ 1,750	$ 1,250	$ 800	$ 600	$ 300	$ 150	$ 500	$ 8,000
Less: Notes payable and commercial paper [(2)]	(627)	(338)	(211)	(277)	(150)	(139)	(25)	(204)	(1,971)
Coal Ash Set-Aside	-	(250)	(250)	-	-	-	-	-	(500)
Outstanding letters of credit (LOCs)	(43)	(4)	(2)	-	-	-	-	(2)	(51)
Tax-exempt bonds	-	-	-	-	(81)	-	-	-	(81)
Available capacity	$ 1,980	$ 1,158	$ 787	$ 523	$ 369	$ 161	$ 125	$ 294	$ 5,397
Funded Revolver and Term Loan [(3)]	$ 1,000		$ 700						$ 1,700
Less: Borrowings Under Credit Facilities	(500)		(700)						(1,200)
Available capacity	$ 500	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ 500
Cash & short-term investments									266
Total available liquidity									**$ 6,163**

Note: excludes variable denomination floating-rate demand notes, called PremierNotes. At September 30, 2019, the PremierNotes balance was $1,019 million

(1) Master Credit Facility supports tax-exempt put bonds, LOCs and the Duke Energy commercial paper program of $4.85 billion

(2) Includes permanent layer of commercial paper of $625 million, which is classified as long-term debt

(3) Borrowings under these facilities will be used for general corporate purposes

THIRD QUARTER 2019 EARNINGS REVIEW AND BUSINESS UPDATE // 25

Credit ratings (as of September 30, 2019)

Holding Companies

	Moody's	S&P	Fitch
DUKE ENERGY CORPORATION	Stable	Negative	Stable
Senior Unsecured Debt	Baa1	BBB+	BBB+
Commercial Paper	P-2	A-2	F-2
PROGRESS ENERGY, INC.	Stable	Negative	
Senior Unsecured Debt	Baa1	BBB+	

Operating Companies

	Moody's	S&P
DUKE ENERGY CAROLINAS, LLC	Stable	Negative
Senior Secured Debt	Aa2	A
Senior Unsecured Debt	A1	A-
DUKE ENERGY PROGRESS, LLC	Stable	Negative
Senior Secured Debt	Aa3	A
DUKE ENERGY FLORIDA, LLC	Stable	Negative
Senior Secured Debt	A1	A
Senior Unsecured Debt	A3	A-
DUKE ENERGY INDIANA, LLC	Stable	Negative
Senior Secured Debt	Aa3	A
Senior Unsecured Debt	A2	A-
DUKE ENERGY OHIO, INC.	Stable	Negative
Senior Secured Debt	A2	A
Senior Unsecured Debt	Baa1	A-
DUKE ENERGY KENTUCKY, INC.	Stable	Negative
Senior Unsecured Debt	Baa1	A-
PIEDMONT NATURAL GAS, INC.	Stable	Negative
Senior Unsecured Debt	A3	A-

THIRD QUARTER 2019 EARNINGS REVIEW AND BUSINESS UPDATE // 26

Recently launched green bond website www.duke-energy.com/our-company/investors/green-bonds THIRD QUARTER 2019 EARNINGS REVIEW AND BUSINESS UPDATE // 27

Sustainability / Environmental Social and Governance (ESG) THIRD QUARTER 2019 EARNINGS REVIEW AND BUSINESS UPDATE // 28

Sustainability / Environmental Social and Governance (ESG) ▪ Targeting at least 50% reduction in carbon dioxide (CO2) emissions by 2030(1); net-zero by mid-century CARBON AND OTHER ▪ Since 2005, decreased CO2 emissions by 31%, sulfur dioxide emissions REDUCTIONS by 96% and nitrogen oxides emissions by 74% ▪ 49 coal units retired (~6.2 GW) since 2010 ▪ As of year-end 2018, owned or contracted 7,100 MW of renewables ▪ Targeting 1 trillion gallon reduction in water withdrawals by our generation fleet by 2030 (from 5.34 trillion gallons in 2016) OTHER ESG FOCUS FUEL DIVERSITY (MWh OUTPUT) AREAS 1% 5% 14% 15% 31% 32% 32% 61% 30% 41% 32% 6% 2005(2) 2018(2)(3) 2030E(4) INDUSTRY LEADING DISCLOSURE Coal / Oil Nuclear Natural Gas Hydro, Wind & Solar (1) From 2005 levels (2) 2005 and 2018 data based on Duke’s ownership share of U.S. generation assets as of Dec. 31, 2018 (3) 2018 data excludes 8,519 GWh of purchased renewables, equivalent to ~4% of Duke’s output (4) Percentages in the 2030E pie chart not yet updated for the impact of the new climate goal announced Sept. 2019. 2030 estimate will be influenced by customer demand for electricity, weather, fuel availability and prices THIRD QUARTER 2019 EARNINGS REVIEW AND BUSINESS UPDATE // 29

Sustainability / Environmental Social and Governance (ESG)

CARBON AND OTHER REDUCTIONS

OTHER ESG FOCUS AREAS

INDUSTRY LEADING DISCLOSURE

SAFETY – OUR NUMBER ONE PRIORITY

- Total Incident Case Rate (TICR) of 0.43 in 2018; one of the industry leaders for 4th year in a row

EMPLOYEES

- Targeting a companywide engagement score of 76% by 2022
- Named one of "America's Best Employers" by Forbes in 2019
- Named one of the "50 Best Companies for Diversity" by Black Enterprise magazine in 2018

GOVERNANCE

- Oversight of sustainability formally added to Corporate Governance Committee of the Duke Energy Board of Directors charter in 2018

BOARD DIVERSITY



Diverse[1]
(6 directors)
40%
Diverse
rep.
Other
(9 directors)

BOARD TENURE



0 – 4 Years
(8 directors)
Avg.
Tenure:
~4 years
5 – 9 Years
(5 directors)
10+ Years
(2 directors)

(1) *Racial, gender and ethnic diversity*

THIRD QUARTER 2019 EARNINGS REVIEW AND BUSINESS UPDATE // 30

Sustainability / Environmental Social and Governance (ESG) ▪ Dow Jones Sustainability Index for 14 years in a row ▪ Over a decade of annual Sustainability reports CARBON AND OTHER ▪ Climate Report issued in 2018 analyzes 2-degree scenario REDUCTIONS ▪ Our 50% CO2 reduction goal is consistent with a pathway to achieve a 2-degree target ▪ EEI / AGA reporting templates provide investors greater uniformity and consistency in reporting of ESG metrics ▪ 2019 Winner of U.S. Transparency Award by Labrador Group for utilities OTHER ESG FOCUS ▪ Bloomberg ESG disclosure score of 56.6, the second-best score and in the top decile of our peer U.S. utilities(1) AREAS INDUSTRY LEADING DISCLOSURE see more at: www.duke-energy.com/our-company/sustainability (1) As of March 29, 2019 THIRD QUARTER 2019 EARNINGS REVIEW AND BUSINESS UPDATE // 31

Other supplemental information THIRD QUARTER 2019 EARNINGS REVIEW AND BUSINESS UPDATE // 32

Advancing our strategic vision TRANSFORM THE CUSTOMER EXPERIENCE MODERNIZE THE GENERATE EXPAND NATURAL GAS ENERGY GRID CLEANER ENERGY INFRASTRUCTURE STAKEHOLDER ENGAGEMENT EMPLOYEE ENGAGEMENT AND OPERATIONAL EXCELLENCE ARE FOUNDATIONAL TO OUR SUCCESS THIRD QUARTER 2019 EARNINGS REVIEW AND BUSINESS UPDATE // 33

Renewables project announcements Megawatts Site Solar Wind Fuel Cell Total COD Location Regulated: Lake Placid 45 - - 45 Q4 2019 FL Trenton 74.9 - - 74.9 Q4 2019 FL DeBary 74.5 - - 74.5 Q1 2020 FL Columbia 74.9 - - 74.9 Q1 2020 FL Catawba County(1) 69 - - 69 2020 NC (DEC) Gaston County(1) 25 - - 25 2020 NC (DEC) PPA projects(1)(2) 362 - - 362 2020/2021 NC/SC Subtotal – Regulated 726 - - 726 Commercial: Cleveland County(1) 50 - - 50 2020 NC Surry County(1) 23 - - 23 2020 NC Cabarrus County(1) 23 - - 23 2020 NC Rosamond 150 - - 150 Q2 2019 CA Lapetus 100 - - 100 Q4 2019 TX Palmer 60 - - 60 Q4 2019 CO Holstein 200 - - 200 2020 TX Rambler(3) 200 - - 200 2020 TX Mesteno - 200 - 200 Q4 2019 TX Frontier II - 350 - 350 2020 OK Maryneal(3) - 180 - 180 2020 TX Bloom Energy - - 37 37 2019/2020 Various Subtotal – Commercial(4) 806 730 37 1,573 GRAND TOTAL - announced 1,532 730 37 2,299 (1) Projects that cleared the first RFP under HB589 (552 MW in total). Dates may vary depending upon local approvals and any construction delays (2) Projects procured on behalf of customers but not owned by Duke Energy (3) Projects announced in third quarter 2019 (4) Approximately 1/3 of capital requirement to be funded with tax equity THIRD QUARTER 2019 EARNINGS REVIEW AND BUSINESS UPDATE // 34

Coal ash closure costs(1) NCDEQ COAL ASH ORDER ▪ NC DEQ issued order April 1 requiring low priority sites be fully excavated ▪ Incremental cost of $4 - 5 billion vs. cap-in-place / hybrid closure methods would be spent over decades ▪ Coal ash closure costs would increase $200 – $400 million over 5-year plan (<1% of total capital plan) ▪ Company appealed the decision to the NC Office of Administrative Hearings on April 26; expect process to last well into 2020 Coal Ash Closure Total Project Spend 2019 – 2023 Costs Costs(1) Through 2018 Plan(1) Duke Energy Carolinas $2,760 $950 $730 ($ in millions) Duke Energy Progress $2,900 $700 $1,190 Category 2019 – 2023 Duke Energy Indiana $930 $150 $425 Waste (closure) $2,380 Duke Energy Florida $25 -- $5 All other environmental $400 Duke Energy Kentucky $75 $15 $30 Total $2,780 Total $6,690 $1,815 $2,380 (1) Tables shown are as disclosed in the Fourth Quarter 2018 Earnings Review and Business Update on Feb. 14, 2019 and do not include the impact of NC DEQ’s April 1, 2019 order THIRD QUARTER 2019 EARNINGS REVIEW AND BUSINESS UPDATE // 35

Upcoming events & other THIRD QUARTER 2019 EARNINGS REVIEW AND BUSINESS UPDATE // 36

Upcoming events Event Date EEI Financial Conference November 10-12, 2019 4Q 2019 Earnings Call (tentative) February 13, 2020 THIRD QUARTER 2019 EARNINGS REVIEW AND BUSINESS UPDATE // 37

Investor relations contact information BRYAN BUCKLER, VICE PRESIDENT INVESTOR RELATIONS ▪ Bryan.Buckler@duke-energy.com ▪ (704) 382-2640 CINDY LEE, DIRECTOR INVESTOR RELATIONS ▪ Cynthia.Lee@duke-energy.com ▪ (980) 373-4077 ABBY MOTSINGER, MANAGER INVESTOR RELATIONS ▪ Abby.Motsinger@duke-energy.com ▪ (704) 382-7624 THIRD QUARTER 2019 EARNINGS REVIEW AND BUSINESS UPDATE // 38

Safe harbor statement This document includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are based on management’s beliefs and assumptions and can often be identified by terms and phrases that include “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “should,” “could,” “may,” “plan,” “project,” “predict,” “will,” “potential,” “forecast,” “target,” “guidance,” “outlook” or other similar terminology. Various factors may cause actual results to be materially different than the suggested outcomes within forward-looking statements; accordingly, there is no assurance that such results will be realized. These factors include, but are not limited to: State, federal and foreign legislative and regulatory initiatives, including costs of compliance with existing and future environmental requirements, including those related to climate change, as well as rulings that affect cost and investment recovery or have an impact on rate structures or market prices; The extent and timing of costs and liabilities to comply with federal and state laws, regulations and legal requirements related to coal ash remediation, including amounts for required closure of certain ash impoundments, are uncertain and difficult to estimate; The ability to recover eligible costs, including amounts associated with coal ash impoundment retirement obligations and costs related to significant weather events, and to earn an adequate return on investment through rate case proceedings and the regulatory process; The costs of decommissioning Crystal River Unit 3 and other nuclear facilities could prove to be more extensive than amounts estimated and all costs may not be fully recoverable through the regulatory process; Costs and effects of legal and administrative proceedings, settlements, investigations and claims; Industrial, commercial and residential growth or decline in service territories or customer bases resulting from sustained downturns of the economy and the economic health of our service territories or variations in customer usage patterns, including energy efficiency efforts and use of alternative energy sources, such as self-generation and distributed generation technologies; Federal and state regulations, laws and other efforts designed to promote and expand the use of energy efficiency measures and distributed generation technologies, such as private solar and battery storage, in Duke Energy service territories could result in customers leaving the electric distribution system, excess generation resources as well as stranded costs; Advancements in technology; Additional competition in electric and natural gas markets and continued industry consolidation; The influence of weather and other natural phenomena on operations, including the economic, operational and other effects of severe storms, hurricanes, droughts, earthquakes and tornadoes, including extreme weather associated with climate change; The ability to successfully operate electric generating facilities and deliver electricity to customers including direct or indirect effects to the company resulting from an incident that affects the U.S. electric grid or generating resources; The ability to obtain the necessary permits and approvals and to complete necessary or desirable pipeline expansion or infrastructure projects in our natural gas business; Operational interruptions to our natural gas distribution and transmission activities; The availability of adequate interstate pipeline transportation capacity and natural gas supply; The impact on facilities and business from a terrorist attack, cybersecurity threats, data security breaches, operational accidents, information technology failures or other catastrophic events, such as fires, explosions, pandemic health events or other similar occurrences; The inherent risks associated with the operation of nuclear facilities, including environmental, health, safety, regulatory and financial risks, including the financial stability of third-party service providers; The timing and extent of changes in commodity prices and interest rates and the ability to recover such costs through the regulatory process, where appropriate, and their impact on liquidity positions and the value of underlying assets; The results of financing efforts, including the ability to obtain financing on favorable terms, which can be affected by various factors, including credit ratings, interest rate fluctuations, compliance with debt covenants and conditions and general market and economic conditions; Credit ratings of the Duke Energy Registrants may be different from what is expected; Declines in the market prices of equity and fixed-income securities and resultant cash funding requirements for defined benefit pension plans, other post-retirement benefit plans and nuclear decommissioning trust funds; Construction and development risks associated with the completion of the Duke Energy Registrants’ capital investment projects, including risks related to financing, obtaining and complying with terms of permits, meeting construction budgets and schedules and satisfying operating and environmental performance standards, as well as the ability to recover costs from customers in a timely manner, or at all; Changes in rules for regional transmission organizations, including changes in rate designs and new and evolving capacity markets, and risks related to obligations created by the default of other participants; The ability to control operation and maintenance costs; The level of creditworthiness of counterparties to transactions; Employee workforce factors, including the potential inability to attract and retain key personnel; The ability of subsidiaries to pay dividends or distributions to Duke Energy Corporation holding company (the Parent); The performance of projects undertaken by our nonregulated businesses and the success of efforts to invest in and develop new opportunities; The effect of accounting pronouncements issued periodically by accounting standard-setting bodies; The impact of U.S. tax legislation to our financial condition, results of operations or cash flows and our credit ratings; The impacts from potential impairments of goodwill or equity method investment carrying values; and The ability to implement our business strategy, including enhancing existing technology systems. Additional risks and uncertainties are identified and discussed in the Duke Energy Registrants' reports filed with the SEC and available at the SEC's website at sec.gov. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than described. Forward-looking statements speak only as of the date they are made and the Duke Energy Registrants expressly disclaim an obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. THIRD QUARTER 2019 EARNINGS REVIEW AND BUSINESS UPDATE // 39

For additional information on Duke Energy, please visit: duke-energy.com/investors

Duke Energy Corporation Non-GAAP Reconciliations Third Quarter Earnings Review & Business Update November 8, 2019 Adjusted Diluted Earnings per Share (EPS) The materials for Duke Energy Corporation’s (Duke Energy) Third Quarter Earnings Review and Business Update on November 8, 2019, include a discussion of adjusted diluted EPS for the quarter and year-to-date periods ended September 30, 2019 and 2018. The non-GAAP financial measure, adjusted diluted EPS, represents diluted EPS from continuing operations attributable to Duke Energy Corporation common stockholders, adjusted for the per share impact of special items. As discussed below, special items represent certain charges and credits, which management believes are not indicative of Duke Energy’s ongoing performance. The most directly comparable GAAP measure for adjusted diluted EPS is reported diluted EPS attributable to Duke Energy Corporation common stockholders. Reconciliations of adjusted diluted EPS for the quarter and year-to-date periods ended September 30, 2019 and 2018, to the most directly comparable GAAP measures are included herein. Special items for the quarter and year-to-date periods ended September 30, 2019 and 2018, include the following items, which management believes do not reflect ongoing costs:  Impairment Charges represents a reduction of a prior-year impairment at Citrus County CC, an other- than-temporary-impairment (“OTTI”) of an investment in Constitution and a Commercial Renewables goodwill impairment.  Costs to Achieve Piedmont Merger represents charges that resulted from the Piedmont acquisition.  Regulatory and Legislative Impacts represents charges related to rate case orders, settlements or other actions of regulators or legislative bodies.  Sale of Retired Plant represents the loss associated with selling Beckjord, a nonregulated generating facility in Ohio.  Impacts of the Tax Act represents an AMT valuation allowance recognized and a true up of prior-year tax estimates related to the Tax Act. Adjusted Diluted EPS Guidance The materials for Duke Energy’s Third Quarter Earnings Review and Business Update on November 8, 2019, include a reference to the forecasted 2019 adjusted diluted EPS guidance range of $4.95 - $5.25 per share, narrowed from $4.80 - $5.20 per share during the third quarter of 2019. The materials also reference the long- term range of annual growth of 4% - 6% through 2023 off the original midpoint of 2019 adjusted EPS guidance range of $5.00. Adjusted diluted EPS is a non-GAAP financial measure as it represents diluted EPS from continuing operations attributable to Duke Energy Corporation common stockholders, adjusted for the per share impact of special items (as discussed above under Adjusted Diluted EPS). Due to the forward-looking nature of this non-GAAP financial measure for future periods, information to reconcile it to the most directly comparable GAAP financial measure is not available at this time, as management is unable to project all special items for future periods, such as legal settlements, the impact of regulatory orders or asset impairments.

Adjusted Segment Income and Adjusted Other Net Loss The materials for Duke Energy’s Third Quarter Earnings Review and Business Update on November 8, 2019, include a discussion of adjusted segment income and adjusted other net loss for the quarter and year-to-date periods ended September 30, 2019 and 2018, and a discussion of 2019 forecasted adjusted segment income and forecasted adjusted other net loss. Adjusted segment income and adjusted other net loss are non-GAAP financial measures, as they represent reported segment income and other net loss adjusted for special items (as discussed above under Adjusted Diluted EPS). When a per share impact is provided for a segment income driver, the after-tax driver is derived using the pretax amount of the item less income taxes based on the segment statutory tax rate of 24% for Electric Utilities and Infrastructure and Gas Utilities and Infrastructure, segment statutory tax rate of 23% for Other, or an effective tax rate for Commercial Renewables. The after-tax earnings drivers are divided by the Duke Energy weighted average diluted shares outstanding for the period. The most directly comparable GAAP measures for adjusted segment income and adjusted other net loss are reported segment income and other net loss, which represents segment income and other net loss from continuing operations, including any special items. A reconciliation of adjusted segment income and adjusted other net loss for the quarter and year-to-date periods ended September 30, 2019 and 2018, to the most directly comparable GAAP measures is included herein. Due to the forward-looking nature of any forecasted adjusted segment income and forecasted other net loss and any related growth rates for future periods, information to reconcile these non-GAAP financial measures to the most directly comparable GAAP financial measures are not available at this time, as the company is unable to forecast all special items, as discussed above under Adjusted Diluted EPS guidance. Effective Tax Rate Including Impacts of Noncontrolling Interests and Preferred Dividends and Excluding Special Items The materials for Duke Energy’s Third Quarter Earnings Review and Business Update on November 8, 2019, include a discussion of the effective tax rate including impacts of noncontrolling interests and preferred dividends and excluding special items for the quarter and year-to-date periods ended September 30, 2019. The materials also include a discussion of the 2019 forecasted effective tax rate including impacts of noncontrolling interests and preferred dividends and excluding special items. Effective tax rate including impacts of noncontrolling interests and preferred dividends and excluding special items is a non-GAAP financial measure as the rate is calculated using pretax income and income tax expense, both adjusted for the impact of special items, noncontrolling interests and preferred dividends. The most directly comparable GAAP measure is reported effective tax rate, which includes the impact of special items and excludes the impacts of noncontrolling interests and preferred dividends. A reconciliation of this non-GAAP financial measure for the quarter and year-to-date periods ended September 30, 2019, to the most directly comparable GAAP measure is included herein. Due to the forward-looking nature of the 2019 forecasted effective tax rate including impacts of noncontrolling interests and preferred dividends and excluding special items, information to reconcile it to the most directly comparable GAAP financial measure is not available at this time, as management is unable to project all special items, as discussed above under Adjusted Diluted EPS Guidance. Available Liquidity The materials for Duke Energy’s Third Quarter Earnings Review and Business Update on November 8, 2019, include a discussion of Duke Energy’s available liquidity balance. The available liquidity balance presented is a non-GAAP financial measure as it represents cash and cash equivalents, excluding certain amounts held in foreign jurisdictions and cash otherwise unavailable for operations, and remaining availability under Duke Energy’s available credit facilities, including the master credit facility. The most directly comparable GAAP financial measure for available liquidity is cash and cash equivalents. A reconciliation of available liquidity as of September 30, 2019, to the most directly comparable GAAP measure is included herein.

Core Electric and Gas Earnings per Share The materials for Duke Energy’s Third Quarter Earnings Review and Business Update on November 8, 2019, reference Core Electric and Gas Earnings per Share for the year-to-date periods ended September 30, 2019 and 2018, and December 31, 2018 and 2017. The Core Electric and Gas Earnings per Share is calculated by adding Adjusted Earnings per segment, excluding the Commercial Renewables segment, and dividing by the total weighted average shares, diluted (reported and adjusted). Core Electric and Gas Earnings per Share is a non-GAAP financial measure, as it represents reported diluted EPS adjusted for special items. Special items represent certain charges and credits, which management believes are not indicative of Duke Energy’s ongoing performance (as discussed above under Adjusted Diluted EPS). The most directly comparable GAAP measure for adjusted diluted EPS is reported diluted EPS attributable to Duke Energy Corporation common stockholders. Reconciliations of adjusted diluted EPS for the year-to-date periods ended September 30, 2019 and 2018, and December 31, 2018 and 2017, to the most directly comparable GAAP measures are included herein. Non-Rider Recoverable O&M The materials for Duke Energy’s Third Quarter Earnings Review and Business Update on November 8, 2019, include a discussion of Duke Energy’s non-rider recoverable operating, maintenance and other expenses (O&M) for the year-to-date periods ended December 31, 2018, 2017, 2016 and 2015 as well as the forecasted year-to-date period ended December 31, 2019. Non-rider recoverable O&M expenses are non- GAAP financial measures, as they represent reported O&M expenses adjusted for special items and expenses recovered through riders. The most directly comparable GAAP financial measure for non-rider recoverable O&M expenses is reported operating, maintenance and other expenses. A reconciliation of nonrecoverable O&M expenses for the year-to-date periods ended December 31, 2018, 2017, 2016, and 2015, as well as the forecasted year-to-date period ended December 31, 2019, to the most directly comparable GAAP measure are included here-in. Due to the forward-looking nature of this non-GAAP financial measure for future periods, information to reconcile it to the most directly comparable GAAP financial measure is not available at this time, as management is unable to project all special items, as discussed above under Adjusted Diluted EPS Guidance.

DUKE ENERGY CORPORATION
REPORTED TO ADJUSTED EARNINGS RECONCILIATION
Three Months Ended September 30, 2019
(Dollars in millions, except per-share amounts)

	Reported Earnings	Special Item: Impairment Charge	Total Adjustments	Adjusted Earnings
SEGMENT INCOME				
Electric Utilities and Infrastructure	$ 1,385	$ (19) A	$ (19)	$ 1,366
Gas Utilities and Infrastructure	26	—	—	26
Commercial Renewables	40	—	—	40
Total Reportable Segment Income	**1,451**	**(19)**	**(19)**	**1,432**
Other	(124)	—	—	(124)
Net Income Attributable to Duke Energy Corporation	**$ 1,327**	**$ (19)**	**$ (19)**	**$ 1,308**
EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, DILUTED	**$ 1.82**	**$ (0.03)**	**$ (0.03)**	**$ 1.79**

A — Net of $6 million tax expense. $25 million reduction of a prior year impairment recorded within Impairment charges on Duke Energy Florida's Condensed Consolidated Statements of Operations.

Weighted Average Shares, Diluted (reported and adjusted) — 729 million

DUKE ENERGY CORPORATION
REPORTED TO ADJUSTED EARNINGS RECONCILIATION
Nine Months Ended September 30, 2019
(Dollars in millions, except per-share amounts)

	Reported Earnings	Special Item: Impairment Charge	Total Adjustments	Adjusted Earnings
SEGMENT INCOME				
Electric Utilities and Infrastructure	$ 2,944	$ (19) A	$ (19)	$ 2,925
Gas Utilities and Infrastructure	292	—	—	292
Commercial Renewables	139	—	—	139
Total Reportable Segment Income	3,375	(19)	(19)	3,356
Other	(328)	—	—	(328)
Net Income Attributable to Duke Energy Corporation	$ 3,047	$ (19)	$ (19)	$ 3,028
EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, DILUTED	$ 4.18	$ (0.03)	$ (0.03)	$ 4.15

A — Net of $6 million tax expense. $25 million reduction of a prior year impairment recorded within Impairment charges on Duke Energy Florida's Condensed Consolidated Statements of Operations.

Weighted Average Shares, Diluted (reported and adjusted) — 728 million

DUKE ENERGY CORPORATION
REPORTED TO ADJUSTED EARNINGS RECONCILIATION
Three Months Ended September 30, 2018
(Dollars in millions, except per-share amounts)

	Reported Earnings	Special Items: Costs to Achieve Piedmont Merger	Special Items: Impairment Charges	Special Items: Impacts of the Tax Act	Discontinued Operations	Total Adjustments	Adjusted Earnings
SEGMENT INCOME							
Electric Utilities and Infrastructure	$ 1,167	$ —	$ —	$ 8	$ —	$ 8	$ 1,175
Gas Utilities and Infrastructure	17	—	—	1	—	1	18
Commercial Renewables	(62)	—	91 B	(3)	—	88	26
Total Reportable Segment Income	1,122	—	91	6	—	97	1,219
Other	(44)	13 A	—	(9)	—	4	(40)
Discontinued Operations	4	—	—	—	(4) D	(4)	—
Net Income Attributable to Duke Energy Corporation	$ 1,082	$ 13	$ 91	$ (3) C	$ (4)	$ 97	$ 1,179
EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, DILUTED	$ 1.51	$ 0.02	$ 0.12	$ —	$ —	$ 0.14	$ 1.65

A — Net of $3 million tax benefit. $16 million recorded within Operating Expenses on the Condensed Consolidated Statements of Operations.

B — Net of $2 million Noncontrolling Interests. $93 million goodwill impairment recorded within Impairment charges on the Condensed Consolidated Statements of Operations.

C — $3 million tax benefit true up of prior year Tax Act estimates recorded within Income Tax Expense from Continuing Operations on the Condensed Consolidated Statements of Operations.

D — Recorded in Income (Loss) from Discontinued Operations, net of tax on the Condensed Consolidated Statements of Operations.

Weighted Average Shares, Diluted (reported and adjusted) — 714 million

DUKE ENERGY CORPORATION
REPORTED TO ADJUSTED EARNINGS RECONCILIATION
Nine Months Ended September 30, 2018
(Dollars in millions, except per-share amounts)

	Reported Earnings	Special Items							
		Costs to Achieve Piedmont Merger	Regulatory and Legislative Impacts	Sale of Retired Plant	Impairment Charges	Impacts of the Tax Act	Discontinued Operations	Total Adjustments	Adjusted Earnings
SEGMENT INCOME									
Electric Utilities and Infrastructure	$ 2,492	$ —	$ 202 B	$ —	$ —	$ 8	$ —	$ 210	$ 2,702
Gas Utilities and Infrastructure	161	—	—	—	42 D	1	—	43	204
Commercial Renewables	(4)	—	—	—	91 E	(3)	—	88	84
Total Reportable Segment Income	2,649	—	202	—	133	6	—	341	2,990
Other	(446)	41 A	—	82 C	—	67	—	190	(256)
Discontinued Operations	(1)	—	—	—	—	—	1 G	1	—
Net Income Attributable to Duke Energy Corporation	$ 2,202	$ 41	$ 202	$ 82	$ 133	$ 73 F	$ 1	$ 532	$ 2,734
EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, DILUTED	$ 3.11	$ 0.06	$ 0.29	$ 0.12	$ 0.19	$ 0.10	$ —	$ 0.76	$ 3.87

A — Net of $12 million tax benefit. $53 million recorded within Operating Expenses on the Condensed Consolidated Statements of Operations.

B — Net of $16 million tax benefit at Duke Energy Progress and $47 million tax benefit at Duke Energy Carolinas.

- On the Duke Energy Progress' Condensed Consolidated Statements of Operations, $32 million is recorded within Impairment charges, $31 million within Operations, maintenance and other, $6 million within Interest Expense and $(1) million within Depreciation and amortization.
- On the Duke Energy Carolinas' Condensed Consolidated Statements of Operations, $188 million is recorded within Impairment charges, $8 million within Operations, maintenance and other, and $1 million within Depreciation and amortization.

C — Net of $25 million tax benefit. $107 million recorded within Gains (Losses) on Sales of Other Assets and Other, net on the Condensed Consolidated Statements of Operations.

D — Net of $13 million tax benefit. $55 million recorded within Other Income and Expenses on the Condensed Consolidated Statements of Operations.

E — Net of $2 million Noncontrolling Interests. $93 million goodwill impairment recorded within Impairment charges on the Condensed Consolidated Statement of Operations.

F — $76 million AMT valuation allowance and $3 million tax benefit true up of prior year Tax Act estimates within Income Tax Expense from Continuing Operations on the Condensed Consolidated Statements of Operations.

G — Recorded in Income (Loss) from Discontinued Operations, net of tax on the Condensed Consolidated Statements of Operations.

Weighted Average Shares, Diluted (reported and adjusted) — 706 million

DUKE ENERGY CORPORATION
REPORTED TO ADJUSTED EARNINGS RECONCILIATION
Year Ended December 31, 2018
(Dollars in millions, except per-share amounts)

	Reported Earnings	Special Items: Costs to Achieve Piedmont Merger	Special Items: Regulatory and Legislative Impacts	Special Items: Sale of Retired Plant	Special Items: Impairment Charges	Special Items: Impacts of the Tax Act	Special Items: Severance	Discontinued Operations	Total Adjustments	Adjusted Earnings
SEGMENT INCOME										
Electric Utilities and Infrastructure	$ 3,058	$ —	$ 202 B	$ —	$ 46 D	$ 24	$ —	$ —	$ 272	$ 3,330
Gas Utilities and Infrastructure	274	—	—	—	42 E	1	—	—	43	317
Commercial Renewables	9	—	—	—	91 F	(3)	—	—	88	97
Total Reportable Segment Income	3,341	—	202	—	179	22	—	—	403	3,744
Other	(694)	65 A	—	82 C	—	(2)	144 H	—	289	(405)
Discontinued Operations	19	—	—	—	—	—	—	(19) I	(19)	—
Net Income Attributable to Duke Energy Corporation	$ 2,666	$ 65	$ 202	$ 82	$ 179	$ 20 G	$ 144	$ (19)	$ 673	$ 3,339
EPS ATTRIBUTABLE TO DUKE ENERGY CORP, DILUTED	$ 3.76	$ 0.09	$ 0.29	$ 0.12	$ 0.25	$ 0.03	$ 0.21	$ (0.03)	$ 0.96	$ 4.72

A — Net of $19 million tax benefit. $84 million recorded within Operating Expenses on the Consolidated Statements of Operations.

B — Net of $16 million tax benefit at Duke Energy Progress and $47 million tax benefit at Duke Energy Carolinas.

- On the Duke Energy Progress' Consolidated Statements of Operations, $32 million is recorded within Impairment charges, $31 million within Operations, maintenance and other, $6 million within Interest Expense and $(1) million within Depreciation and amortization.
- On the Duke Energy Carolinas' Consolidated Statements of Operations, $188 million is recorded within Impairment charges, $8 million within Operations, maintenance and other, and $1 million within Depreciation and amortization.

C — Net of $25 million tax benefit. $107 million recorded within Gains (Losses) on Sales of Other Assets and Other, net on the Consolidated Statements of Operations.

D — Net of $14 million tax benefit. $60 million recorded within Impairment Charges on Duke Energy Florida's Consolidated Statements of Operations.

E — Net of $13 million tax benefit. $55 million included within Other Income and Expenses on the Consolidated Statements of Operations.

F — Net of $2 million Noncontrolling Interests. $93 million goodwill impairment recorded within Impairment Charges on the Consolidated Statement of Operations.

G — $20 million true up of prior year Tax Act estimates within Income Tax Expense from Continuing Operations on the Consolidated Statements of Operations.

H — Net of $43 million tax benefit. $187 million recorded within Operations, maintenance and other on the Consolidated Statements of Operations.

I — Recorded in Income (Loss) from Discontinued Operations, net of tax on the Consolidated Statements of Operations.

Weighted Average Shares, Diluted (reported and adjusted) — 708 million

DUKE ENERGY CORPORATION
REPORTED TO ADJUSTED EARNINGS RECONCILIATION
Twelve Months Ended December 31, 2017
(Dollars in millions, except per-share amounts)

		Special Items						
	Reported Earnings	Costs to Achieve Piedmont Merger	Regulatory Settlements	Commercial Renewables Impairments	Impacts of the Tax Act	Discontinued Operations	Total Adjustments	Adjusted Earnings
SEGMENT INCOME								
Electric Utilities and Infrastructure	$ 3,210	$ —	$ 98 **B**	$ —	$ (231)	$ —	$ (133)	$ 3,077
Gas Utilities and Infrastructure	319	—	—	—	(26) **D**	—	(26)	293
Commercial Renewables	441	—	—	74 **C**	(442)	—	(368)	73
Total Reportable Segment Income	3,970	—	98	74	(699)	—	(527)	3,443
Other	(905)	64 **A**	—	—	597	—	661	(244)
Discontinued Operations	(6)	—	—	—	—	6 **E**	6	—
Net Income Attributable to Duke Energy Corporation	$ 3,059	$ 64	$ 98	$ 74	$ (102) **D**	$ 6	$ 140	$ 3,199
EPS ATTRIBUTABLE TO DUKE ENERGY CORP, DILUTED	$ 4.36	$ 0.09	$ 0.14	$ 0.11	$ (0.14)	$ 0.01	$ 0.21	$ 4.57

A - Net of $39 million tax benefit. $102 million recorded within Operating Expenses and $1 million recorded within Interest Expense on the Consolidated Statements of Operations.

B - Net of $60 million tax benefit. $154 recorded within Impairment Charges and $4 million recorded within Other Income and Expenses on the Consolidated Statements of Operations.

C - Net of $28 million tax benefit. $92 million recorded within Impairment Charges and $10 million recorded within Other Income and Expenses on the Consolidated Statements of Operations.

D - $118 million benefit recorded within Income Tax Expense from Continuing Operations, offset by $16 million expense recorded within Gas Utilities and Infrastructure's Equity in Earnings of Unconsolidated Affiliates on the Consolidated Statements of Operations.

E - Recorded in (Loss) Income from Discontinued Operations, net of tax on the Consolidated Statements of Operations.

Weighted Average Shares, Diluted (reported and adjusted) - 700 million

DUKE ENERGY CORPORATION
EFFECTIVE TAX RECONCILIATION
September 2019
(Dollars in millions)

	Three Months Ended September 30, 2019		Nine Months Ended September 30, 2019	
	Balance	Effective Tax Rate	Balance	Effective Tax Rate
Reported Income From Continuing Operations Before Income Taxes	$ 1,511		$ 3,388	
Impairment Charge	(25)		(25)	
Noncontrolling Interests	19		110	
Preferred Dividends	(15)		(27)	
Pretax Income Including Noncontrolling Interests and Preferred Dividends and Excluding Special Items	$ 1,490		$ 3,446	
Reported Income Tax Expense From Continuing Operations	$ 188	12.4%	$ 424	12.5%
Impairment Charge	(6)		(6)	
Tax Expense Including Noncontrolling Interests and Preferred Dividends and Excluding Special Items	$ 182	12.2%	$ 418	12.1%

	Three Months Ended September 30, 2018		Nine Months Ended September 30, 2018	
	Balance	Effective Tax Rate	Balance	Effective Tax Rate
Reported Income From Continuing Operations Before Income Taxes	$ 1,230		$ 2,640	
Costs to Achieve Piedmont Merger	16		53	
Regulatory and Legislative Impacts	—		265	
Sale of Retired Plant	—		107	
Impairment of Equity Method Investment	91		146	
Noncontrolling Interests	16		12	
Pretax Income Including Noncontrolling Interests and Excluding Special Items	$ 1,353		$ 3,223	
Reported Income Tax Expense From Continuing Operations	$ 168	13.7%	$ 449	17.0%
Costs to Achieve Piedmont Merger	3		12	
Regulatory and Legislative Impacts	—		63	
Sale of Retired Plant	—		25	
Impairment of Equity Method Investment	—		13	
Impacts of the Tax Act	3		(73)	
Tax Expense Including Noncontrolling Interests and Excluding Special Items	$ 174	12.9%	$ 489	15.2%

Duke Energy Corporation Available Liquidity Reconciliation As of September 30, 2019 (In millions) Cash and Cash Equivalents$ 379 Less: Certain Amounts Held in Foreign Jurisdictions (22) Less: Unavailable Domestic Cash (91) 266 Plus: Remaining Availability under Master Credit Facilities and other facilities 5,897 Total Available Liquidity (a)$ 6,163 approximately 6.2 billion (a) The available liquidity balance presented is a non-GAAP financial measure as it represents Cash and cash equivalents, excluding certain amounts held in foreign jurisdictions and cash otherwise unavailable for operations, and remaining availability under Duke Energy's available credit facilities, including the master credit facility. The most directly comparable GAAP financial measure for available liquidity is Cash and cash equivalents.

Duke Energy Corporation Operations, Maintenance and Other Expense (In millions) Actual Actual Actual Actual Forecast December 31, 2015 December 31, 2016 December 31, 2017 December 31, 2018 December 31, 2019 Operation, maintenance and other(a) $5,539 $6,223 $5,944 $6,463 $6,035 Impact of the Adoption of New Accounting Standards(b) 103 – – – – Adjustments: Costs to Achieve, Mergers(c) (69) (238) (94) (83) – Severance(c) (142) (92) – (187) – Litigation Reserve(c) – – – – – Ash Basin Settlement and Penalties(c) (14) – – – – Regulatory settlement(c) – – (5) (40) – Reagents Recoverable(d) (111) (93) (90) (112) (100) Energy Efficiency Recoverable(d) (287) (417) (485) (446) (433) Other Deferrals and Recoverable(d) (93) (233) (246) (477) (452) Margin based O&M for Commercial Businesses (48) (185) (94) (113) (213) Short-term incentive payments (over)/under budget (19) (90) (22) (30) – Non-Rider Recoverable operation, maintenance and other $ 4,859 $ 4,875 $ 4,908 $ 4,974 $ 4,837 YoY change 3% 0% 1% 1% -3% (a) As reported in the Consolidated Statements of Operations. (b) Beginning January 1, 2018, Duke Energy adopted new accounting guidance for the presentation of net periodic costs related to benefit plans. Prior to this guidance, Duke Energy presented the total non-capitalized net periodic costs within Operation, maintenance and other expense. Retrospective application of this guidance required Duke Energy to reclassify the presentation of non-service cost (benefit) components of net periodic costs to Other income and expenses. In accordance with the transition guidance for the new accounting rules, Operations, maintenance and other expense has been recast for the years ended December 31, 2017 and 2016 and periods prior to January 1, 2016 have not required recasting. This adjustment reflects the historical impact of adopting the new accounting standard to the earliest periods presented (December 31, 2015). (c) Presented as a special item for the purpose of calculating adjusted earnings and adjusted diluted earnings per share. (d) Primarily represents expenses to be deferred or recovered through rate riders.